                                                                   EXHIBIT 12.01

CITIGROUP INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions of Dollars)


                                                                    YEAR ENDED DECEMBER 31,                 Three Months Ended
                                                                                                                 March 31,
EXCLUDING INTEREST ON DEPOSITS:                       2000       1999       1998       1997       1996       2001       2000
                                                    -------    -------    -------    -------    -------     ------     ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                       $23,253    $17,764    $18,997    $17,645    $14,776     $6,063     $4,873
     INTEREST FACTOR IN RENT EXPENSE                    416        292        417        321        299        109         71
                                                    -------    -------    -------    -------    -------     ------     ------

        TOTAL FIXED CHARGES                         $23,669    $18,056    $19,414    $17,966    $15,075     $6,172     $4,944
                                                    -------    -------    -------    -------    -------     ------     ------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES    $21,143    $18,151    $11,085    $12,305    $12,444     $5,579     $6,078
     OTHER                                               --         --         --         --          1         --         --
     FIXED CHARGES                                   23,669     18,056     19,414     17,966     15,075      6,172      4,944
                                                    -------    -------    -------    -------    -------     ------     ------

        TOTAL INCOME                                $44,812    $36,207    $30,499    $30,271    $27,520    $11,751    $11,022
                                                    =======    =======    =======    =======    =======    =======    =======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                    1.89       2.01       1.57       1.68       1.83       1.90       2.23
                                                    =======    =======    =======    =======    =======    =======    =======


INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                               $36,638    $28,674    $30,692    $27,299    $23,792     $9,523     $7,685
     INTEREST FACTOR IN RENT EXPENSE                    416        292        417        321        299        109         71
                                                    -------    -------    -------    -------    -------     ------     ------

        TOTAL FIXED CHARGES                         $37,054    $28,966    $31,109    $27,620    $24,091     $9,632     $7,756
                                                    -------    -------    -------    -------    -------     ------     ------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES    $21,143    $18,151    $11,085    $12,305    $12,444     $5,579     $6,078
     OTHER                                               --         --         --         --          1         --         --
     FIXED CHARGES                                   37,054     28,966     31,109     27,620     24,091      9,632      7,756
                                                    -------    -------    -------    -------    -------     ------     ------

        TOTAL INCOME                                $58,197    $47,117    $42,194    $39,925    $36,536    $15,211    $13,834
                                                    =======    =======    =======    =======    =======    =======    =======


RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                    1.57       1.63       1.36       1.45       1.52       1.58       1.78
                                                    =======    =======    =======    =======    =======    =======    =======

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Note: On November 30, 2000, Citigroup Inc. completed its acquisition of
      Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests.